Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS FIRST QUARTER 2010 RESULTS

Adjusted EBITDA Increased by 23.8% Over Prior Year

ATLANTA (May 5, 2010) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of communications and IT services to small businesses, today announced its results for the first quarter ended March 31, 2010.

Recent financial and operating highlights include the following:

•	First quarter revenue of $110.5 million, up 12.5% over the first quarter of 2009;

•

Total adjusted EBITDA of $18.6 million in the first quarter of 2010 compared with $15.0 million in the first quarter of 2009 and $19.0 million in the fourth quarter of 2009 (see page 10 for reconciliation to net income);

•	Net income of $1.0 million in the first quarter of 2010 compared with net income of $0.1 million in the first quarter of 2009;

•	Total customers of 51,731 in Cbeyond’s 13 operating markets, reflecting net customer additions of 1,528 in the first quarter of 2010, an increase of 16.7% year-over-year;

•	Average monthly revenue per customer location (ARPU) of $723 during the first quarter of 2010, compared with $727 in the fourth quarter of 2009 and $755 in the first quarter of 2009;

•	Monthly customer churn of 1.4% in the first quarter of 2010 as compared with 1.5% in the fourth quarter of 2009, and;

•	Cash and cash equivalents balance of $42.6 million at March 31, 2010, an increase of $3.3 million over the balance of $39.3 million at December 31, 2009.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three months ended March 31, 2009 and 2010, include the following:

	For the Three Months Ended March 31,
	2009	2010	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$98,260	$110,515	$12,255	12.5%
Operating expenses	$98,973	$109,943	$10,970	11.1%
Operating income (loss)	$(713)	$572	$1,285	N/M
Net income	$59	$1,039	$980	N/M
Capital expenditures	$17,316	$13,227	$(4,089)	(23.6%)

Key Operating Metrics and Non-GAAP Financial Measures
Customers at end of period	44,342	51,731	7,389	16.7%
Net customer additions	1,879	1,528	(351)	(18.7%)
Average monthly churn rate	1.5%	1.4%	(0.1%)	(6.7%)
Average monthly revenue per customer location	$755	$723	$(32)	(4.2%)
Adjusted EBITDA (in thousands)	$14,984	$18,555	$3,571	23.8%

-MORE-

CBEY Reports First Quarter 2010 Results

May 5, 2010

Management Comments

“We are pleased to report strong results in the areas of revenue, adjusted EBITDA and free cash flow during the first quarter of 2010,” said Jim Geiger, chief executive officer of Cbeyond. “Our adjusted EBITDA of $18.6 million represents an increase of approximately 24% over the first quarter of 2009, and a continuation of the adjusted EBITDA level we reached with our inflection point in the fourth quarter of 2009. We are also pleased to note that Cbeyond posted “free cash flow”, a non-GAAP measurement that Cbeyond defines as adjusted EBITDA less capital expenditures, of $5.3 million in the first quarter, further validating the operating leverage and capital efficiency of our business model. These results give us confidence that we are on track to attain our goals for 2010.”

Geiger added, “Cbeyond launched a major initiative in the first quarter with our introduction of a redesigned set of packaged offerings that give our customers more flexibility in customizing our services to meet their needs at attractive price points. Although this introduction occurred late in the first quarter, we are encouraged by the initial results and believe these changes will be positive for our business.”

First Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $110.5 million for the first quarter of 2010, an increase of 12.5% from the first quarter of 2009. ARPU, or average monthly revenue per customer location, was $723 in the first quarter of 2010, compared to $727 in the fourth quarter of 2009 and $755 in the first quarter of 2009. The decline in ARPU from the fourth quarter of 2009 was primarily due to increases in credits and promotional incentives issued to new and existing customers. In March, Cbeyond launched a new set of service packages and price points designed to reduce the need for credits and promotional incentives in future periods.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 67.1% in the first quarter of 2010 as compared with 66.8% in the fourth quarter of 2009 and 67.6% in the first quarter of 2009.

Operating Income (Loss), Adjusted EBITDA, Income Taxes and Net Income (Loss)

Cbeyond reported operating income of $0.6 million in the first quarter of 2010 compared with an operating loss of ($0.7) million in the first quarter of 2009. Total adjusted EBITDA for the first quarter of 2010 was $18.6 million, as compared with total adjusted EBITDA of $15.0 million in the first quarter of 2009. Total adjusted EBITDA for the first quarter of 2010 included adjusted EBITDA losses from Emerging Markets of ($2.2) million; in comparison, Emerging Markets contributed ($4.8) million of adjusted EBITDA losses for the first quarter of 2009. Total adjusted EBITDA included the impact of negative results from these early stage markets which were entered to drive longer term growth in the business (see Selected Quarterly Financial Data and Operating Metrics, pages 7-9). Cbeyond reported net income of $1.0 million for the first quarter of 2010 as compared to net income of $0.1 million for the first quarter of 2009.

Cash and Cash Equivalents

Cash and cash equivalents amounted to $42.6 million at the end of the first quarter of 2010, as compared with $39.3 million at the end of the fourth quarter of 2009. The cash and cash equivalents balance increased from December 31, 2009 due to the excess of cash flow from operating activities in the first quarter over capital expenditures and the timing of vendor payments.

Capital Expenditures

Capital expenditures were $13.2 million during the first quarter of 2010, compared with $14.5 million in the fourth quarter of 2009 and $17.3 million in the first quarter of 2009. Capital expenditures in the first quarter of 2010 decreased from the fourth quarter of 2009 due to typical fluctuations in the timing of capital expenditures in Cbeyond’s markets and in its corporate operations.

-MORE-

CBEY Reports First Quarter 2010 Results

May 5, 2010

Business Outlook for 2010

Cbeyond reiterates the following annual guidance for 2010:

•	Revenue growth of 10% to 13%;

•	Adjusted EBITDA growth of 15% to 20%, and;

•	Capital expenditures growth of 2% to 7%.

Conference Call

Cbeyond will hold a conference call to discuss this press release Wednesday, May 5, 2010, at 5:00 p.m. EST. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (877) 303-9219 (for domestic U.S. callers) and (760) 666-3559 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading provider of IT and communications services to more than 52,000 small businesses throughout the United States. Recently named as the sixth fastest growing technology company by Forbes magazine, and added to Standard & Poor’s Small Cap S&P 600 Index, Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry(R), broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond delivers these services over a 100 percent private all IP network. For more information on Cbeyond, visit www.cbeyond.net.

-MORE-

CBEY Reports First Quarter 2010 Results

May 5, 2010

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: finalization of operating data, the significant reduction in economic activity, which particularly affects our target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; the risk of unexpected increases in customer churn levels; changes in federal or state regulation or decisions by regulatory bodies that affect Cbeyond; periods of economic downturn or unusual volatility in the capital markets or other negative macroeconomic conditions that could harm our business, including the resulting inability of certain of our customers to meet their payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; external events outside of our control, including extreme weather, natural disasters, pandemics or terrorist attacks that could adversely affect our target markets; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. The Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable generally accepted accounting principles in the United States, or GAAP, financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies.

-MORE-

CBEY Reports First Quarter 2010 Results

May 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2010
Revenue:
Customer revenue	$96,472	$108,624
Terminating access revenue	1,788	1,891

Total revenue	98,260	110,515

Operating expenses:
Cost of revenue	31,879	36,389
Selling, general and administrative	55,461	59,272
Depreciation and amortization	11,633	14,282

Total operating expenses	98,973	109,943

Operating income (loss)	(713)	572

Other income (expense):
Interest income	18	—
Interest expense	(89)	(45)
Other income (expense), net	102	1,537

Total other income (expense)	31	1,492

Income (loss) before income taxes	(682)	2,064

Income tax (expense) benefit	741	(1,025)

Net income	$59	$1,039

Earnings per common share
Basic	$—	$0.04
Diluted	$—	$0.03

Weighted average number of common shares outstanding
Basic	28,453	29,099
Diluted	29,725	30,179

-MORE-

CBEY Reports First Quarter 2010 Results

May 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2009	March 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$39,267	$42,578
Accounts receivable, gross	30,467	30,227
Less: Allowance for doubtful accounts	(2,867)	(2,916)

Accounts receivable, net	27,600	27,311
Other assets	12,706	11,733

Total current assets	79,573	81,622

Property and equipment, gross	353,616	366,298
Less: Accumulated depreciation and amortization	(216,722)	(230,459)

Property and equipment, net	136,894	135,839
Other assets	12,424	12,761

Total assets	$228,891	$230,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,121	$12,052
Other accrued liabilities	47,651	45,956

Total current liabilities	59,772	58,008
Non-current liabilities	10,514	10,233
Stockholders’ equity
Common stock	290	292
Additional paid-in capital	283,337	285,672
Accumulated deficit	(125,022)	(123,983)

Total stockholders’ equity	158,605	161,981

Total liabilities and stockholders’ equity	$228,891	$230,222

-MORE-

CBEY Reports First Quarter 2010 Results

May 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Mar. 31 2009	Jun. 30 2009	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010
Revenues
Established Markets
Atlanta	$21,107	$21,260	$21,539	$21,421	$21,441
Dallas	18,446	18,668	19,010	18,973	19,183
Denver	18,178	17,841	17,733	17,264	17,018
Houston	12,344	12,598	12,692	12,638	12,612
Chicago	9,653	9,823	9,943	9,740	9,632
Los Angeles	7,920	8,793	9,861	10,583	11,459
San Diego	4,084	4,487	4,805	4,954	5,058

Established Markets	91,732	93,470	95,583	95,573	96,403
Emerging Markets
Detroit	2,054	2,280	2,546	2,766	3,016
San Francisco Bay Area	2,380	2,994	3,544	3,982	4,499
Miami	1,432	2,008	2,545	3,042	3,555
Minneapolis	645	909	1,188	1,398	1,630
Greater Washington, D.C. Area	17	176	539	871	1,175
Seattle	—	—	10	87	237

Emerging Markets	6,528	8,367	10,372	12,146	14,112

Total Revenues	$98,260	$101,837	$105,955	$107,719	$110,515

Adjusted EBITDA
Established Markets
Atlanta	$11,559	$11,560	$11,531	$12,116	$12,016
Dallas	9,281	9,263	9,508	9,862	10,063
Denver	9,614	8,979	9,336	9,038	8,798
Houston	5,847	5,548	5,797	6,162	6,109
Chicago	3,788	3,689	3,706	3,874	3,964
Los Angeles	1,640	1,891	2,517	3,146	3,594
San Diego	631	740	1,040	1,328	1,690

Established Markets	42,360	41,670	43,435	45,526	46,234
Emerging Markets
Detroit	(376)	(349)	(175)	20	127
San Francisco Bay Area	(839)	(452)	60	347	589
Miami	(1,501)	(1,303)	(1,013)	(666)	(239)
Minneapolis	(1,008)	(1,177)	(969)	(727)	(398)
Greater Washington, D.C. Area	(1,019)	(1,603)	(1,445)	(1,280)	(1,157)
Seattle	(10)	(104)	(694)	(821)	(1,101)
Boston	—	—	—	(1)	(50)

Emerging Markets	(4,753)	(4,988)	(4,236)	(3,128)	(2,229)
Corporate
Corporate	(22,623)	(22,879)	(23,909)	(23,349)	(25,450)

Corporate	(22,623)	(22,879)	(23,909)	(23,349)	(25,450)

Total Adjusted EBITDA	$14,984	$13,803	$15,290	$19,049	$18,555

-MORE-

CBEY Reports First Quarter 2010 Results

May 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Mar. 31 2009	Jun. 30 2009	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010
Adjusted EBITDA Margin (Market-Level)
Established Markets
Atlanta	54.8%	54.4%	53.5%	56.6%	56.0%
Dallas	50.3%	49.6%	50.0%	52.0%	52.5%
Denver	52.9%	50.3%	52.6%	52.4%	51.7%
Houston	47.4%	44.0%	45.7%	48.8%	48.4%
Chicago	39.2%	37.6%	37.3%	39.8%	41.2%
Los Angeles	20.7%	21.5%	25.5%	29.7%	31.4%
San Diego	15.5%	16.5%	21.6%	26.8%	33.4%
Established Markets	46.2%	44.6%	45.4%	47.6%	48.0%
Emerging Markets
Detroit	(18.3%)	(15.3%)	(6.9%)	0.7%	4.2%
San Francisco Bay Area	(35.3%)	(15.1%)	1.7%	8.7%	13.1%
Miami	(104.8%)	(64.9%)	(39.8%)	(21.9%)	(6.7%)
Minneapolis	(156.3%)	(129.5%)	(81.6%)	(52.0%)	(24.4%)
Greater Washington, D.C. Area	N/M	N/M	N/M	(147.0%)	(98.5%)
Seattle	N/M	N/M	N/M	N/M	N/M
Boston	N/M	N/M	N/M	N/M	N/M
Emerging Markets	(72.8%)	(59.6%)	(40.8%)	(25.8%)	(15.8%)

Adjusted EBITDA margin (as % of total revenue)
Corporate	(23.0%)	(22.5%)	(22.6%)	(21.7%)	(23.0%)
Total	15.2%	13.6%	14.4%	17.7%	16.8%

Operating Income (Loss)
Established Markets
Atlanta	$10,515	$10,409	$10,375	$10,940	$11,004
Dallas	8,392	8,368	8,607	8,818	9,179
Denver	8,840	8,208	8,553	8,225	8,102
Houston	5,084	4,820	5,074	5,396	5,553
Chicago	2,977	2,862	2,898	3,005	3,307
Los Angeles	935	1,147	1,650	2,186	2,756
San Diego	231	309	580	790	1,273

Established Markets	36,974	36,123	37,737	39,360	41,174
Emerging Markets
Detroit	(717)	(717)	(564)	(431)	(243)
San Francisco Bay Area	(1,181)	(835)	(379)	(158)	97
Miami	(1,750)	(1,582)	(1,264)	(1,089)	(579)
Minneapolis	(1,187)	(1,380)	(1,196)	(988)	(632)
Greater Washington, D.C. Area	(1,075)	(2,002)	(1,733)	(1,613)	(1,489)
Seattle	(30)	(114)	(705)	(971)	(1,289)
Boston	—	—	—	(2)	(51)

Emerging Markets	(5,940)	(6,630)	(5,841)	(5,252)	(4,186)
Corporate
Corporate	(31,747)	(31,447)	(34,026)	(33,978)	(36,416)

Corporate	(31,747)	(31,447)	(34,026)	(33,978)	(36,416)

Total Operating Income (Loss)	$(713)	$(1,954)	$(2,130)	$130	$572

-MORE-

CBEY Reports First Quarter 2010 Results

May 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Mar. 31 2009	Jun. 30 2009	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010
Capital Expenditures
Established Markets
Atlanta	$1,024	$1,222	$732	$695	$429
Dallas	855	932	440	704	757
Denver	904	593	317	263	28
Houston	1,038	547	600	310	229
Chicago	359	422	585	376	384
Los Angeles	1,800	1,037	929	1,320	899
San Diego	575	500	444	325	147

Established Markets	6,555	5,253	4,047	3,993	2,873
Emerging Markets
Detroit	285	287	282	345	152
San Francisco Bay Area	629	548	446	569	1,112
Miami	607	722	534	462	383
Minneapolis	268	296	360	234	93
Greater Washington, D.C. Area	191	250	242	570	220
Seattle	164	1,216	1,306	317	584
Boston	—	3	139	167	786

Emerging Markets	2,144	3,322	3,309	2,664	3,330
Corporate
Corporate	8,617	8,311	6,030	7,881	7,024

Corporate	8,617	8,311	6,030	7,881	7,024

Total Capital Expenditures	$17,316	$16,886	$13,386	$14,538	$13,227

Other Operating Data
Customers (at period end)	44,342	46,405	48,580	50,203	51,731
Net customer additions	1,879	2,063	2,175	1,623	1,528
Average monthly churn rate (1)	1.5%	1.5%	1.4%	1.5%	1.4%
Average monthly revenue per customer location (2)	$755	$748	$744	$727	$723

(1)	Calculated for each period as the average of monthly churn, which is defined for a given month as the number of customer locations disconnected in that month divided by the number of customer locations on our network at the beginning of that month.
(2)	Calculated as the revenue for a period divided by the average of the number of customer locations at the beginning of the period and the number of customer locations at the end of the period, divided by the number of months in the period.

-MORE-

CBEY Reports First Quarter 2010 Results

May 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Mar. 31 2009	Jun. 30 2009	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$14,984	$13,803	$15,290	$19,049	$18,555
Depreciation and amortization	(11,633)	(12,134)	(13,258)	(14,814)	(14,282)
Non-cash share-based compensation	(4,064)	(3,623)	(4,162)	(4,105)	(3,701)
Interest income	18	7	2	1	—
Interest expense	(89)	(21)	(41)	(1)	(45)
Other income (expense), net	102	136	15	244	1,537
Income tax (expense) benefit	741	(374)	1,156	551	(1,025)

Net income (loss)	$59	$(2,206)	$(998)	$925	$1,039

-###-